Exhibit 99.1

Nov 9, 2026 7:00 AM Eastern Standard Time

Air Industries Group Announces Significantly Improved Financial Results for the Three and Nine Months Ended September 30, 2026

Third Quarter Net Income of 19¢ Per Share

Nine-Month Net Income (adjusted for merger expenses and stock compensation) of 35¢ Per Share

BAY SHORE, N.Y.--(BUSINESS WIRE) --Air Industries Group (“Air Industries”) (NYSE American: AIRI), a leading manufacturer of precision components and assemblies for large aerospace and defense prime contractors, today announced significantly improved Financial Results for the Three and Nine months ended September 30, 2026.

Third Quarter Results – Net Sales & Gross Profit significantly improved, positive EPS

Net sales for the three months ended September 30, 2026, were $14.6 million, increasing by $4.2 million and 41.1% from $10.3 million in the third quarter of 2025.

●	Gross Profit for the three months ended September 30, 2026, was $3.7 million, increasing $1.4 million and 61.4% from $2.3 million in the same period in 2025.

●	Gross Margin on sales increased by 330 basis points to 25.5% compared to 22.2% in 2025.

●	Operating Expenses for the three months ended September 30, 2026, were $2.4 million, increasing by $427,000 or 21.6% from $2.0 million in the same period in 2025.

o	Operating costs in 2026 included $539,000 of costs for stock compensation and expenses related to the pending merger with Tenax Aerospace Acquisition, LLC, compared to $152,000 of stock compensation expense in 2025. Absent these non-cash and one-time extraordinary costs, Operating Expenses were essentially flat.

●	Operating Income was $1.3 million – increasing $983,000 or 311% compared to $316,000 in the same period in 2025.

●	Net income was $946,000 for 2026 compared to a net loss of ($44,000) in 2025.

●	Diluted net income per share was $0.19 for 2026 compared to a net loss of ($0.01) in 2025.

Excluding merger-related costs and non-cash stock compensation expense:

●	Pro-Forma Operating Income for the three months ended September 30, 2026, would have been $1.838 million compared to $468,000 for the same period in 2025 – an increase of $1.370 million or 293%.

●	Proforma Net Income would have been $1.5 million or $0.31 per share in 2026 compared to $108,000 or $0.03 per share in 2025.

Summary Income Statement and Reconciliation to Adjusted EBITDA

For the Three-Months ended September 30:	2026	2025	Variance
($ 000's)	(unaudited)	(unaudited)	in $	As a %
Net Sales	$14,551	$10,310	$4,242	41.1%
Cost of Sales	10,846	8,014	2,832	35.3%
Gross Profit	3,705	2,295	1,410	61.4%
GP as a % of Sales	25.5%	22.3%	n/m
Operating Expenses
All Other Operating Expense	1,867	1,827	40	2.2%
Stock Compensation Expense	36	152	(116)	-76.2%
Merger Related Expense	503	-	503	n/m
Total Operating Expense	2,406	1,979	427
Operating Income (Loss)	1,299	316	983	311.1%
Other Income (Expense)
Interest Expense	(486)	(466)	(20)	4.3%
Other Income (Expense)	133	106	27	25.5%
Net Income (Loss)	$946	$(44)	$990	n/m

For the Three-Months ended September 30: ($ 000's)	2026 (unaudited)	2025 (unaudited)

Net (Loss)	$946	$(44)
Interest Expense	486	466
Taxes	-	-
Depreciation	713	675
Amortization	-	17
Stock Compensation	36	152
Merger Related Costs	503	-
Adjusted EBITDA	$2,684	$1,266

Increase in Adjusted EBITDA $1,418,000 or 112.0%

Nine Months ended September Results – Net Sales increased; Gross Profit significantly improved.

Net sales for the nine months ended September 30, 2026, were $38.2 million, increasing $3.0 million or 8.7% from $35.1 million for the same period of 2025.

●	Gross Profit for the nine months ended September 30, 2026, was $8.8 million increasing $2.4 million or 38.3% from $6.4 million in the same period in 2025.

●	Gross Margin on sales increased by 490 basis points to 23.0% compared to 18.1% in 2025.

●	Operating Expenses for the nine months ended September 30, 2026, were $8.4 million, increasing by $1.6 million or 24.2% from $6.8 million in the same period in 2025.

o	Operating costs in 2026 included $2.6 million of costs for stock compensation and expenses related to the pending merger with Tenax Aerospace Acquisition, LLC, compared to $743,000 of stock compensation expenses in 2025. Absent these non-cash and extraordinary expenses Operating Expenses declined (3.7%).

●	Operating Income increased by $790,000 to $368,000 from a loss of ($422,000) for the same period in 2025.

●	Net Loss was ($902,000) for 2026 improving by $552,000 from a net loss of ($1.5 million) in 2025.

●	Diluted net loss per share was ($0.19) for 2026 compared to a net loss per share of ($0.36) in 2025.

Excluding one-time expenses related to the pending merger with Tenax Aerospace Acquisition, LLC and non-cash stock compensation expense:

●	Pro-Forma Operating Income for the nine months ended September 30, 2026, would have been $2.9 million compared to $322,000 for the same period in 2025 – an increase of $2.6 million or over 950%.

●	Proforma Net Income would have been $1.7 million or $0.35 per share in 2026 compared to net loss of ($710,000) or ($0.18) per share in 2025.

Summary Income Statement and Reconciliation to Adjusted EBITDA

For the Nine-Months ended September 30:	2026	2025	Variance
($ 000's)	(unaudited)	(unaudited)	in $	As a %
Net Sales	$38,152	$35,111	$3,041	8.7%
Cost of Sales	29,362	28,754	608	2.1%
Gross Profit	8,790	6,357	2,433	38.3%
GP as a % of Sales	23.0%	18.1%	n/m
Operating Expenses
All Other Operating Expense	5,813	6,036	(223)	-3.7%
Stock Compensation Expense	905	743	162	21.8%
Merger Related Expense	1,704	-	1,704	n/m
Total Operating Expense	8,422	6,779	1,643	24.2%
Operating Income (Loss)	368	(422)	790	187.2%
Other Income (Expense)			-
Interest Expense	(1,482)	(1,354)	(128)	9.5%
Other Income (Expense)	212	322	(110)	-34.2%
Net (Loss)	$(902)	$(1,454)	$552	38.0%

For the Nine-Months ended September 30: ($ 000's)	2026 (unaudited)	2025 (unaudited)

Net (Loss)	$(902)	$(1,454)
Interest Expense	1,482	1,354
Taxes	-	-
Depreciation	2,237	1,960
Amortization	-	51
Stock Compensation	905	743
Merger Related Costs	1,704	-
Adjusted EBITDA	$5,426	$2,655

Increase in Adjusted EBITDA $2,772,000 or 104.4%

Commentary: Results for the third quarter and nine months of 2026 showed improvement in net sales with an improvement in gross profit and margin disproportionately better to the increase in sales. Management and our employees have intently focused on achieving a stable shipping cadence, improving gross profit and margin by minimizing disruptions from production schedule changes.

The significantly improved results of the third quarter confirm that this effort was successful.

The Company expects the improved financial performance will continue for the fourth quarter and into 2027. Our confidence has been bolstered by net sales in October 2026 of approximately $5.6 million. This is consistent with, actually in excess of, monthly revenues for the just ended third quarter. Further, forecast sales for the remaining two months of 2026 and for calendar year 2027 are supported by a backlog of firm customer orders totaling $95.4 million.

ABOUT AIR INDUSTRIES GROUP

Air Industries Group is a leading manufacturer of precision components and assemblies for large aerospace and defense prime contractors. Its products include landing gears, flight controls, engine mounts and components for aircraft jet engines, ground turbines and other complex machines. Whether it is a small individual component or complete assembly, its high quality and extremely reliable products are used in mission critical operations that are essential for the safety of military personnel and civilians.

FORWARD LOOKING STATEMENTS

Certain matters discussed in this press release are 'forward-looking statements' intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace, future revenues, earnings and Adjusted EBITDA, the ability to realize firm backlog and projected backlog, cost cutting measures, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the ability of the Company to consummate the contemplated merger with Tenax Aerospace Acquisition, LLC, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company's control. The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

NON-GAAP FINANCIAL MEASURES

The Company uses Adjusted EBITDA, a Non-GAAP financial measure as defined by the SEC, as a supplemental profitability measure because management finds it useful to understand and evaluate results, excluding the impact of non-cash depreciation and amortization charges, stock based compensation expenses, and nonrecurring expenses and outlays, prior to consideration of the impact of other potential sources and uses of cash, such as working capital items. This calculation may differ in method of calculation from similarly titled measures used by other companies and may be different than the EBITDA calculation used by our lenders for purposes of determining compliance with our financial covenants. This Non-GAAP measure may have limitations when understanding performance as it excludes the financial impact of transactions such as interest expense necessary to conduct the Company’s business and therefore are not intended to be an alternative to financial measure prepared in accordance with GAAP. The Company has not quantitatively reconciled its forward looking Adjusted EBITDA target to the most directly comparable GAAP measure because items such as amortization of stock-based compensation and interest expense, which are specific items that impact these measures, have not yet occurred, are out of the Company’s control, or cannot be predicted. For example, quantification of stock-based compensation is not possible as it requires inputs such as future grants and stock prices which are not currently ascertainable.

Anyone wishing to contact us or send a message can also do so by visiting: www.airindustriesgroup.com/contact-us/

Contacts

Scott Glassman

Air Industries Group

631-328-7039

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